Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Western Massachusetts Electric Company (the registrant) on Form 10-K for he period ending December 31, 2011 as filed with the Securities and Exchange Commission (the Report), we, Leon J. Olivier, Chief Executive Officer of the registrant, and David R. McHale, Executive Vice President and Chief Financial Officer of the registrant, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

/s/	Leon J. Olivier
Leon J. Olivier
Chief Executive Officer

/s/	David R. McHale
David R. McHale
Executive Vice President and Chief Financial Officer

Date:  February 24, 2012

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.